                                                                  EXECUTION COPY




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                                 LOAN AGREEMENT


                                     Between


                CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY


                                       And


                          MADERA DISPOSAL SYSTEMS, INC.



                            Dated as of June 1, 1998



                                   relating to
                                   $1,800,000
                California Pollution Control Financing Authority
                              Variable Rate Demand
                       Solid Waste Disposal Revenue Bonds
                     (Madera Disposal Systems, Inc. Project)
                                  Series 1998A



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                                        LOAN AGREEMENT

                                       TABLE OF CONTENTS

                                                                                          Page

PARTIES  ................................................................................... 1
PREAMBLES .................................................................................. 1

                                           ARTICLE I
                                          DEFINITIONS

    SECTION 1.1.       DEFINITION OF TERMS.................................................  2
    SECTION 1.2.       NUMBER AND GENDER...................................................  2
    SECTION 1.3.       ARTICLES, SECTIONS, ETC.............................................  2

                                          ARTICLE II
                                        REPRESENTATIONS

    SECTION 2.1.       REPRESENTATIONS OF THE AUTHORITY....................................  2
    SECTION 2.2.       REPRESENTATIONS OF THE BORROWER.....................................  3

                                          ARTICLE III
                   CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE 1998A BONDS

    SECTION 3.1.       AGREEMENT TO CONSTRUCT THE PROJECT..................................  4
    SECTION 3.2.       DISBURSEMENTS FROM THE CONSTRUCTION FUND;
                       DISBURSEMENTS FROM THE COSTS OF ISSUANCE FUND.......................  5
    SECTION 3.3.       ESTABLISHMENT OF COMPLETION DATE; OBLIGATION
                       OF BORROWER TO COMPLETE.............................................  6
    SECTION 3.4.       INVESTMENT OF MONEYS IN FUND........................................  7
    SECTION 3.5.       ISSUANCE OF ADDITIONAL BONDS........................................  7

                                          ARTICLE IV
                            LOANS OF PROCEEDS; REPAYMENT PROVISIONS

    SECTION 4.1.       LOAN OF BOND PROCEEDS; ISSUANCE OF BONDS............................  8
    SECTION 4.2.       REPAYMENT AND PAYMENT OF OTHER AMOUNTS
                       PAYABLE.............................................................  8
    SECTION 4.3.       UNCONDITIONAL OBLIGATION............................................ 10
    SECTION 4.4.       ASSIGNMENT OF AUTHORITY'S RIGHTS.................................... 10
    SECTION 4.5.       AMOUNTS REMAINING IN FUNDS.......................................... 10
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                                           ARTICLE V
                               SPECIAL COVENANTS AND AGREEMENTS

    SECTION 5.1.       RIGHT OF ACCESS TO THE PROJECT...................................... 11
    SECTION 5.2.       THE BORROWER'S MAINTENANCE OF ITS EXISTENCE;
                       ASSIGNMENTS......................................................... 11
    SECTION 5.3.       RECORDS AND FINANCIAL STATEMENTS OF BORROWER........................ 13
    SECTION 5.4.       INSURANCE........................................................... 13
    SECTION 5.5.       MAINTENANCE AND REPAIR; TAXES; UTILITY AND
                       OTHER CHARGES....................................................... 13
    SECTION 5.6.       QUALIFICATION IN CALIFORNIA......................................... 14
    SECTION 5.7.       ALTERNATE CREDIT FACILITY........................................... 14
    SECTION 5.8.       LETTER OF CREDIT.................................................... 15
    SECTION 5.9.       GENERAL TAX COVENANTS; REBATE....................................... 16
    SECTION 5.10.      SPECIAL ARBITRAGE CERTIFICATIONS.................................... 16
    SECTION 5.11.      NOTICE AND CERTIFICATES TO TRUSTEE.................................. 16
    SECTION 5.12.      FINANCING AND CONTINUATION STATEMENTS............................... 17
    SECTION 5.13.      CHANGE IN INTEREST RATES............................................ 17
    SECTION 5.14.      CONTINUING DISCLOSURE............................................... 17

                                          ARTICLE VI
                             DAMAGE, DESTRUCTION AND CONDEMNATION;
                                        USE OF PROCEEDS

    SECTION 6.1.       OBLIGATION TO CONTINUE PAYMENTS..................................... 17
    SECTION 6.2.       APPLICATION OF NET PROCEEDS......................................... 18
    SECTION 6.3.       INSUFFICIENCY OF NET PROCEEDS....................................... 18
    SECTION 6.4.       DAMAGE TO OR CONDEMNATION OF OTHER PROPERTY......................... 19

                                          ARTICLE VII
                               LOAN DEFAULT EVENTS AND REMEDIES

    SECTION 7.1.       LOAN DEFAULT EVENTS................................................. 19
    SECTION 7.2.       REMEDIES ON DEFAULT................................................. 20
    SECTION 7.3.       AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES....................... 21
    SECTION 7.4.       NO REMEDY EXCLUSIVE................................................. 21
    SECTION 7.5.       NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER.......................... 22

                                         ARTICLE VIII
                                          PREPAYMENT

    SECTION 8.1.       REDEMPTION OF BONDS WITH PREPAYMENT MONEYS.......................... 22
    SECTION 8.2.       OPTIONS TO PREPAY INSTALLMENTS...................................... 22
    SECTION 8.3.       MANDATORY PREPAYMENT................................................ 22
    SECTION 8.4.       AMOUNT OF PREPAYMENT................................................ 23
    SECTION 8.5.       NOTICE OF PREPAYMENT................................................ 23
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                                          ARTICLE IX
                     NON-LIABILITY OF AUTHORITY; EXPENSES; INDEMNIFICATION

    SECTION 9.1.       NON-LIABILITY OF AUTHORITY.......................................... 24
    SECTION 9.2.       EXPENSES............................................................ 24
    SECTION 9.3.       INDEMNIFICATION..................................................... 24

                                           ARTICLE X
                                         MISCELLANEOUS

    SECTION 10.1.      NOTICES............................................................. 25
    SECTION 10.2.      SEVERABILITY........................................................ 26
    SECTION 10.3.      EXECUTION OF COUNTERPARTS........................................... 26
    SECTION 10.4.      AMENDMENTS, CHANGES AND MODIFICATIONS............................... 26
    SECTION 10.5.      GOVERNING LAW; VENUE................................................ 26
    SECTION 10.6.      AUTHORIZED REPRESENTATIVE........................................... 26
    SECTION 10.7.      TERM OF THE AGREEMENT............................................... 27
    SECTION 10.8.      BINDING EFFECT...................................................... 27
    SECTION 10.9.      SURVIVAL OF FEE OBLIGATION.......................................... 27
    SECTION 10.10.     PURCHASE OF BONDS................................................... 27
    SECTION 10.11.     COMPLETE AGREEMENT.................................................. 27

EXECUTION .................................................................................S-1

EXHIBIT A  DESCRIPTION OF THE PROJECT......................................................A-1
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



                                 LOAN AGREEMENT


               THIS LOAN AGREEMENT, dated as of June 1, 1998, between CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY, a public instrumentality and political subdivision of the State of California (the "Authority"), and MADERA DISPOSAL SYSTEMS, INC. (the "Borrower")

                              W I T N E S S E T H:

               WHEREAS, the Authority is a public instrumentality and political subdivision of the State of California, created by the California Pollution Control Financing Authority Act (constituting Division 27 of the Health and Safety Code of the State of California as now in effect and as it may from time to time hereafter be amended or supplemented) (the "Act") and authorized to finance certain capital projects consisting of solid waste pollution control facilities;

               WHEREAS, the Authority is further authorized to issue its bonds for the purpose of paying all or any part of the costs of a project, and for any other authorized purpose; to acquire and hold property, including funds, project agreements and other obligations of any kind, and pledge, encumber or assign the same, or the revenues therefrom or any portion of such revenues, or other rights, whether then owned or possessed, or thereafter acquired, for the benefit of the owners, and as security or additional security for any bonds or the performance of obligations under an indenture; to provide for the advance of bond proceeds and other funds pursuant to Project agreements as necessary to pay or reimburse for project costs; and to enter into loan agreements; and

               WHEREAS, the Borrower has duly caused an application to be filed with the Authority for financial assistance to construct certain solid waste disposal facilities to be located in Madera County, California, as more particularly described in Exhibit A hereto (the "Project"), which qualify as a "project" under the Act; and

               WHEREAS, the Authority after due investigation and deliberation has adopted its resolutions approving said application and authorizing the making of a loan to the Borrower for the acquisition, construction and installation of the Project at such locations; and

               WHEREAS, the Authority proposes to issue its California Pollution Control Financing Authority Variable Rate Demand Solid Waste Disposal Revenue Bonds (Madera Disposal Systems, Inc. Project) Series 1998A (the "1998A Bonds"), in the aggregate principal amount of $1,800,000, to finance a portion of the cost of acquiring, constructing and installing the Project upon the terms and conditions set forth herein; and

               WHEREAS, the Authority will enter into an Indenture, dated as of June 1, 1998 (the "Indenture"), with BNY Western Trust Company as trustee (the "Trustee"), pursuant to which the 1998A Bonds will be issued; and

               WHEREAS, payment of the 1998A Bonds is initially enhanced by a direct-pay irrevocable Letter of Credit issued to the Trustee by BankBoston, N.A. (the "Bank");

               NOW, THEREFORE, for and in consideration of the premises and the material covenants hereinafter contained, the parties hereto hereby formally covenant, agree and bind themselves as follows:


                                    ARTICLE I
                                   DEFINITIONS

               SECTION 1.1. DEFINITION OF TERMS. Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in
Section 1.01 of the Indenture, as originally executed or as it may from time to time be supplemented or amended as provided therein.

               SECTION 1.2. NUMBER AND GENDER. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

               SECTION 1.3. ARTICLES, SECTIONS, ETC. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as amended from time to time. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.


                                   ARTICLE II
                                 REPRESENTATIONS

               SECTION 2.1. REPRESENTATIONS OF THE AUTHORITY. The Authority makes the following representations as the basis for its undertakings herein contained:

               (a) The Authority is a public instrumentality and political subdivision of the State of California. Under the provisions of the Act, the Authority has the power to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder. The Project constitutes a "project" as that term is defined in the Act. By proper action, the Authority has been duly authorized to execute, deliver and duly perform its obligations under this Agreement and the Indenture.

               (b) On January 28, 1998, the Authority gave its preliminary approval for the financing of the Project. On March 19, 1998, a public hearing with respect to the 1998A Bonds and the Project was held in accordance with the provisions of the Code. On March 25, 1998, the Authority adopted its resolution approving financing of the Project.

               (c) The Authority has taken proper action to allocate to the 1998A Bonds a share of the State ceiling on private activity bonds (as defined in Section 141 of the Code), which was available to the Authority pursuant to
Section 146 of the Code, in an aggregate amount at least equal to the $1,800,000 aggregate principal amount of the 1998A Bonds. Issuance of the 1998A Bonds will not violate any provisions of said Section 146.

               (d) The Authority will issue the Bonds under and the Bonds will be secured by the Indenture, pursuant to which the Authority's interest in this Agreement (except certain rights of the Authority to payment for expenses and indemnification and to inspection and consent) will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds and then to the Bank as security for the payment of the obligations of the Borrower under the Reimbursement Agreement.

               (e) The Authority has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture and the obligations of the Borrower under the Reimbursement Agreement.

               (f) The Authority is not in default under any of the provisions of the laws of the State of California which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.

               (g) The Authority has found and determined and hereby finds and determines that (i) the Borrower is a "participating party" as such term is defined in the Act; (ii) the loan to be made hereunder with the proceeds of the 1998A Bonds will promote the purposes of the Act by providing funds to finance the acquisition, rehabilitation and equipping of the Project; (iii) said loan is in the public interest, serves the public purposes and meets the requirements of the Act; and (iv) the portion of such loan allocable to the Costs of the Project does not exceed the total cost thereof as determined by the Borrower and approved by the Authority.

               (h) No member, officer or other official of the Authority has any financial interest whatsoever in the Borrower or in the transactions contemplated by this Agreement and the Indenture.

               (i) Based upon representations of Westhoff, Cone & Holmstedt in the Bond Purchase Contract (as hereinafter defined), the Authority has approved the use of a single Official Statement for the Bonds.

               SECTION 2.2. REPRESENTATIONS OF THE BORROWER. The Borrower makes the following representations as the basis for its undertakings herein contained:

               (a) The Borrower is a corporation duly formed under the laws of the State of California, is in good standing in the State of California and has the power to enter into and has duly authorized, by proper action, the execution and delivery of this Agreement, the Remarketing Agreement, the Reimbursement Agreement and all other documents contemplated hereby to be executed by the Borrower.

               (b) Neither the execution and delivery of this Agreement, the Remarketing Agreement or the Reimbursement Agreement, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof, conflicts with or results in a breach of any of the terms, conditions or provisions of the Borrower's Articles of Incorporation or Bylaws or of any material corporate actions or of any material agreement or instrument to which the Borrower is now a party or by which it is bound, or constitutes a default (with due notice or the passage of time or both) under any of the foregoing, or results in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any material instrument or agreement to which the Borrower is now a party or by which it is bound.

               (c) The Costs of the Project are as set forth in the Tax Certificate dated the Date of Delivery and have been determined in accordance with standard engineering/construction and accounting principles. All the information and representations in the Tax Certificate are true and correct as of the date thereof.

               (d) The Project consists of various equipment and facilities described in Exhibit A and the Borrower shall not make any changes to the Project or to the operation thereof which would affect the qualification of the Project under the Act or impair the exemption from federal income taxation of the interest on the 1998A Bonds. In particular, the Borrower shall comply with all requirements set forth in the Tax Certificate. The Borrower intends to own and cause to be operated the Project as solid waste disposal facilities described by the Act until the principal of, the premium, if any, and the interest on the 1998A Bonds shall have been paid in full.

               (e) The Borrower has a sufficient interest in the property comprising the Project sufficient to carry out the purposes of this Agreement.

               (f) All certificates, approvals, permits and authorizations of applicable local governmental agencies, the State of California and the federal government which are required to date for the Project have been obtained and continue in force.

               (g) No event has occurred and no condition exists which would constitute an Event of Default (as defined in the Indenture) or which, with the passing of time or with the giving of notice or both would become such an Event of Default.

               (h) To the best of the knowledge of the Borrower, no member, officer, or other official of the Authority has any interest whatsoever in the Borrower or in the transactions contemplated by this Agreement.

               (i) The Borrower is a "Small Business" as classified pursuant to Title 13 Code of Federal Regulations, Part 121 (1990 edition) or has 500 employees or less, and is otherwise eligible for assistance from the Small Business Assistance Fund.


                                   ARTICLE III
            CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE 1998A BONDS

               SECTION 3.1. AGREEMENT TO CONSTRUCT THE PROJECT. The

Borrower agrees that it will equip, construct, rehabilitate and install, or complete the construction, equipping, rehabilitation and installation of, the Project, and will acquire, equip, construct, rehabilitate and install all other facilities and real and personal property deemed necessary for the operation of the Project, substantially in accordance with the description of the Project prepared by the Borrower and approved by the Authority, including any and all supplements, amendments and additions or deletions thereto or therefrom, it being understood that the approval of the Authority shall not be required for changes in such description which do not substantially alter the purpose and description of the Project as set forth in Exhibit A hereto. The Borrower further agrees to proceed with due diligence to complete the Project within three years from the date hereof.

               In the event that the Borrower desires to alter or change the Project, and such alteration or change substantially alters the purpose and description of the Project as described in Exhibit A hereto, the Authority may enter into such changes in its discretion and, if it agrees to do so, will instruct the Trustee to consent to, such amendment or supplement to Exhibit A as shall be required to reflect such alteration or change to the Project upon receipt of:

               (i) a certificate of the Authorized Representative of the Borrower describing in detail the proposed changes and stating that they will not have the effect of disqualifying the Project as facilities that may be financed pursuant to the Act;

               (ii) a copy of the proposed form of amended or supplemented Exhibit A hereto;

               (iii) an opinion of Bond Counsel that such proposed changes will not adversely affect the Tax-exempt status of interest on the Bonds; and

               (iv) the written approval of the Bank.

               SECTION 3.2. DISBURSEMENTS FROM THE CONSTRUCTION FUND; DISBURSEMENTS FROM THE COSTS OF ISSUANCE FUND. (a) The Borrower will authorize and direct the Trustee, upon compliance with Section 3.03 of the Indenture, to disburse the moneys in the 1998A Construction Account to or on behalf of the Borrower only for the following purposes (and not for Costs of Issuance), subject to the provisions of Section 3.3 hereof:

               (i) Payment to the Borrower of such amounts, if any, as shall be necessary to reimburse the Borrower in full for all advances and payments made by it, at any time prior to or after the delivery of the 1998A Bonds, in connection with (A) the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and (B) subject to any limitation imposed by subsection (vi) hereof, the acquisition, equipping, construction, rehabilitation and installation of the Project.

               (ii) Payment for labor, services, materials and supplies used by or furnished to the Borrower to improve the site and to acquire, equip, construct and install the Project, as provided in the plans, specifications and work orders therefor; payment of the costs of acquiring, equipping, constructing, and installing utility services or other related facilities; payment of the costs of acquiring all real and personal property deemed necessary to construct the Project; insurance during the construction period as required by the Reimbursement Agreement; and payment of the miscellaneous expenses incidental to any of the foregoing items.

               (iii) Payment of the fees, if any, of architects, engineers, legal counsel and supervisors expended in connection with the acquisition, equipping, construction, rehabilitation and installation of the Project.

               (iv) Payment of taxes including property taxes, assessments and other charges, if any, that may become payable during the construction period with respect to the Project, or reimbursement thereof, if paid by the Borrower.

               (v) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the acquisition, equipping, construction, rehabilitation or installation of the Project.

               (vi) Payment of any other Costs of the Project permitted by the Tax Certificate (including, without limitation, interest accruing on the 1998A Bonds during the construction period of the Project and reimbursement to the Borrower of costs of financing the Costs of the Project, but not including any Costs of Issuance).

               All moneys remaining in the 1998A Construction Account after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (i) to (vi), inclusive, of this Section, shall be used in accordance with Section 3.03 of the Indenture.

               Each of the payments referred to in this Section 3.2(a) shall be made upon receipt by the Trustee of a written requisition in the form prescribed by Section 3.03 of the Indenture, signed by the Authorized Representative of the Borrower.

               (b) The Borrower will authorize and direct the Trustee, upon compliance with Section 3.04 of the Indenture, to disburse the moneys in the 1998A Costs of Issuance Account to or on behalf of the Borrower only for Costs of Issuance. Each of the payments referred to in this Section 3.2(b) shall be made upon receipt by the Trustee of a written requisition in the form prescribed by Section 3.04 of the Indenture, signed by the Authorized Representative of the Borrower, and, in the case of withdrawals from the Authority Subaccount, the Acting Executive Director or Deputy Executive Director of the Authority.

               SECTION 3.3. ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF BORROWER TO COMPLETE. As soon as the Project is completed, the Authorized Representative of the Borrower, on behalf of the Borrower, shall evidence the Completion Date by providing a certificate, which shall be approved by the Bank, to the Trustee and the Authority stating the Costs of the Project and further stating that (i) the acquisition, equipping, rehabilitation and construction of the Project has been completed substantially in accordance with the plans, specifications and work orders therefor, and all labor, services, materials and supplies used in the acquisition, equipping, rehabilitation and construction have been paid or provided for, and (ii) all other facilities necessary in connection with the Project have been acquired, constructed and installed in accordance with the plans and specifications and work orders therefor and all costs and expenses incurred in connection therewith have been paid or provided for. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights of the Borrower against third parties for any claims or for the payment of any amount not then due and payable which has been incurred at the date of such certificate or which may subsequently be incurred.

               At the time such certificate is delivered to the Trustee, moneys remaining in the 1998A Construction Account (other than moneys relating to provisional payments permitted by Section 3.2), including any earnings resulting from the investment of such moneys, shall be used as provided in Section 3.03 of the Indenture.

               In the event the moneys in the 1998A Construction Account available for payment of the Costs of the Project should be insufficient to pay the costs thereof in full, the Borrower agrees to pay directly, or to deposit in the 1998A Construction Account moneys sufficient to pay, any costs of completing the Project in excess of the moneys available for such purpose in such Construction Accounts. The Authority makes no express or implied warranty that the moneys deposited in the 1998A Construction Account and available for payment of the Costs of the Project, under the provisions of this Agreement, will be sufficient to pay all the amounts which may be incurred for such Cost. The Borrower agrees that if, after exhaustion of the moneys in the 1998A Construction Account, the Borrower should pay, or deposit moneys in the 1998A Construction Account for the payment of, any portion of the Costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority, from the Trustee or from the holders of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 4.2 hereof.

               SECTION 3.4. INVESTMENT OF MONEYS IN FUND. Any moneys in any fund or account held by the Trustee shall, at the written request of the Authorized Representative of the Borrower, be invested or reinvested by the Trustee as provided in the Indenture. Such investments shall be held by the Trustee and shall be deemed at all times a part of the fund or account from which such investments were made, and the interest accruing thereon, and any profit or loss realized therefrom, shall be credited or charged to such fund or account.

               SECTION 3.5. ISSUANCE OF ADDITIONAL BONDS. If the Borrower is not in default hereunder, the Authority may by the adoption of an appropriate resolution or resolutions, at the request of the Borrower, authorize the issuance of Additional Bonds upon the terms and conditions provided herein and in Sections 2.12 and 2.13 of the Indenture, but in no event shall the Authority be liable for not issuing such Additional Bonds. Additional Bonds may only be issued to provide funds to pay any one or more of the following: (i) the costs of completing the Project; (ii) the costs of making at any time or from time to time such substitutions, additions, modifications and improvements to the Project or any portion thereof, or financing other facilities within the State which qualify as a "project" under the Act, all as authorized by the Act, as the Borrower may deem necessary or desirable; (iii) the costs of refunding, to the extent permitted, any Bonds then Outstanding; and (iv) the costs of the issuance and sale of the Additional Bonds, interest expenses during the construction period and other costs reasonably related to the financing as shall be agreed upon by the Borrower and the Authority. Prior to the issuance of such Additional Bonds, the terms thereof, the purchase price to be paid therefor and the manner in which the proceeds therefrom are to be disbursed shall have been approved in writing by the Borrower; the Authority shall have entered into an amendment to this Agreement to provide that, for all purposes of this Agreement, the Project shall include any facilities and/or equipment being financed by the Additional Bonds, which facilities and/or equipment shall be described in amendments to Exhibit A hereto, and to provide for an increase in the amount payable under Section 4.2 hereof as shall be necessary to pay the principal of, premium, if any, and interest on the Additional Bonds as provided in the supplemental indenture required by Sections 2.12 and 2.13 of the Indenture, and to extend the term of this Agreement if the maturity of any of the Additional Bonds would otherwise occur after the expiration of the term of this Agreement; and the Authority shall have otherwise complied with the provisions of Sections 2.12 and 2.13 of the Indenture with respect to the issuance of such Additional Bonds.


                                   ARTICLE IV
                     LOANS OF PROCEEDS; REPAYMENT PROVISIONS

               SECTION 4.1. LOAN OF BOND PROCEEDS; ISSUANCE OF BONDS. The Authority covenants and agrees, upon the terms and conditions in this Agreement, to make a loan to the Borrower for the purpose of financing the Costs of the Project and the Costs of Issuance. The Authority further covenants and agrees that it shall take all actions within its authority to keep this Agreement in effect in accordance with its terms. Pursuant to said covenants and agreements, the Authority will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in Article III of the Indenture.

               SECTION 4.2. REPAYMENT AND PAYMENT OF OTHER AMOUNTS PAYABLE. (a) On or before one Business Day prior to each Bond Payment Date (as hereinafter defined), until the principal of, premium, if any, and interest on, the Bonds shall have been fully paid or provision for such payment shall have been made as provided in the Indenture, the Borrower covenants and agrees to pay to the Trustee as a repayment on the loan made to the Borrower from Bond proceeds pursuant to Section 4.1 hereof, a sum equal to the amount payable on the next Bond Payment Date as principal of and premium, if any, and interest on, the Bonds as provided in the Indenture. Such Loan Repayments shall be made in federal funds or other funds immediately available at the Corporate Trust Office of the Trustee. The term "Bond Payment Date" as used in this Section shall mean any date upon which any amounts payable with respect to the Bonds shall become due, whether upon redemption (including without limitation sinking fund redemption), acceleration, maturity or otherwise.

               Each payment made pursuant to this Section 4.2(a) shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, becoming due and payable on the Bonds on each Bond Payment Date; provided that on the Business Day prior to each Bond Payment Date, any amount held by the Trustee in the Revenue Fund on the due date for a Loan Repayment hereunder shall be credited against the installment due on such date to the extent available for such purpose under the terms of the Indenture; and provided further that, subject to the provisions of this paragraph, if at any time the amounts held by the Trustee in the Revenue Fund are sufficient to pay all of the principal of and interest and premium, if any, on, the Bonds as such payments become due, the Borrower shall be relieved of any obligation to make any further payments under the provisions of this Section. Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Revenue Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption (including without limitation sinking fund redemption) or acceleration) and interest and premium, if any, on, the Bonds as such payments become due, the Borrower shall forthwith pay such deficiency as a Loan Repayment hereunder.

               The obligation of the Borrower to make any payment under this
Section 4.2(a) shall be deemed to have been satisfied to the extent of any corresponding payment made by the Bank to the Trustee under the Letter of Credit.

               (b) The Borrower also agrees to pay (i) the annual fee of the Trustee and the Tender Agent for its ordinary services rendered as trustee, and its ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses (including reasonable legal fees and expenses) of the Trustee, as bond registrar and paying agent, and the reasonable fees of any other paying agent on the Bonds as provided in the Indenture, as and when the same become due, (iii) the reasonable fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, as and when the same become due, (iv) the cost of printing any Bonds required to be furnished by the Authority at the expense of the Authority, and (v) any amounts required to be deposited in the Rebate Fund to comply with the provisions of
Section 5.10 hereof and Section 6.06 of the Indenture and the payment of any rebate analyst. The Trustee's compensation shall not be limited by any provision of law regarding the compensation of a Trustee of an express trust.

               (c) The Borrower also agrees to pay, (i) as soon as practicable after receipt of request for payment thereof, all expenses required to be paid by the Borrower under the terms of the Bond Purchase Contract relating to the sale of the Bonds, executed by the Treasurer of the State, the Authority, Westhoff, Cone & Holmstedt and the Borrower (the "Bond Purchase Contract"); (ii) at the time of Bond closing, the Authority's administrative fee in the amount of two-tenths of one percent of the original principal amount of the Bonds (less any amounts previously paid by the Borrower to the Authority); and (iii) all reasonable expenses of the Authority related to the Project which are not otherwise required to be paid by the Borrower under the terms of this Agreement; provided that the Authority shall have obtained the prior written approval of the Authorized Borrower Representative for any expenditures other than those provided for herein or in the Bond Purchase Contract.

               (d) The Borrower also agrees to pay fees and expenses of independent certified public accountants necessary for the preparation of annual or other audits, reports or summaries thereof required by the Indenture or by the Authority, including a report of an independent certified public accountant with respect to any fund established under the Indenture;

and reasonable expenses of the Authority pursuant to Sections 44525 and 44548 of the California Health and Safety Code, and any agency of the State of California selected by the Authority to act on its behalf in connection with the Bonds, including any and all reasonable expenses incurred by the Attorney General of the State of California in connection with any litigation which may at any time be instituted involving the Bonds.

               (e) In the event the Borrower should fail to make any of the payments required by Subsections (a) through (d) of this Section, such payments shall continue as obligations of the Borrower until such amounts shall have been fully paid. The Borrower agrees to pay such amounts, together with interest thereon until paid, to the extent permitted by law, at the rate of seven percent (7%) per annum or, if seven percent is greater than the rate then permitted by law, at the maximum rate so permitted, following a delinquency of 30 days or longer until such amount has been paid. Interest on overdue payments required under subsection (a) above shall be applied as provided in Sections 5.02 and
5.03 of the Indenture.

               SECTION 4.3. UNCONDITIONAL OBLIGATION. The obligations of the Borrower to make the payments required by Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Authority, and during the term of this Agreement, the Borrower shall pay all payments required to be made on account of the loan (which payments shall be net of any other obligations of the Borrower) as prescribed in Section 4.2 and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, sinking fund installments, if any, and interest on, the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Borrower (i) will not suspend or discontinue any payments provided for in
Section 4.2 hereof; (ii) will perform and observe all of its other covenants contained in this Agreement; and (iii) except as provided in Article VIII hereof, will not terminate this Agreement for any cause, including, without limitation, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to all or a portion of those facilities or equipment comprising the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of California or any political subdivision of either of these, or any failure of the Authority or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

               SECTION 4.4. ASSIGNMENT OF AUTHORITY'S RIGHTS. As security for the payment of the Bonds, the Authority will assign to the Trustee the Authority's rights under this Agreement, including the right to receive payments hereunder (except the right of the Authority to receive certain payments, if any, with respect to expenses and indemnification, or to enforce its rights under Sections 4.2(c), 4.2(d), 7.3, 9.2 and 9.3 hereof and its rights of indemnification and consent), and the Authority hereby directs the Borrower to make the payments required hereunder (except such payments for expenses and indemnification) directly to the Trustee. The Borrower hereby assents to such assignment and agrees to make payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Authority or the Trustee.

               SECTION 4.5. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that after payment in full of (i) the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) the fees, charges and expenses of the Trustee and paying agents in accordance with the Indenture, (iii) all other amounts required to be paid under this Agreement and the Indenture, and (iv) any amounts owed to the Bank by the Borrower under the Reimbursement Agreement, any amounts remaining in any fund held by the Trustee under the Indenture (excepting the Rebate Fund) shall be paid as provided in Section 10.01 of the Indenture.


                                    ARTICLE V
                        SPECIAL COVENANTS AND AGREEMENTS

               SECTION 5.1. RIGHT OF ACCESS TO THE PROJECT. The Borrower agrees that during the term of this Agreement the Authority, the Trustee, the Bank and the duly authorized agents of any of them shall have the right at all reasonable times during normal business hours to enter upon the site of the Project to examine and inspect the Project; provided, however, that reasonable notice shall be given to the Borrower prior to such examination or inspection. The rights of access hereby reserved to the Authority, the Trustee and the Bank may be exercised only after such agent shall have executed release of liability and secrecy agreements if requested by the Borrower in the form then currently used by the Borrower, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Authority, the Trustee or the Bank to any information or inspection involving the confidential knowledge, expertise or know-how of the Borrower.

               SECTION 5.2. THE BORROWER'S MAINTENANCE OF ITS EXISTENCE; ASSIGNMENTS. (a) To the extent permitted by law and its articles of incorporation, the Borrower covenants and agrees that during the term of this Agreement it will maintain its existence as a corporation, will continue to maintain its status as a corporation in good standing in the State of California, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another entity or permit one or more other entities (except for a wholly owned subsidiary of the Borrower, an entity of which the Borrower is a wholly owned subsidiary, or an entity wholly owned by the entity of which the Borrower is a wholly owned subsidiary) to consolidate with or merge into it; provided, however, that if the Borrower has obtained the prior written consent of the Authority and the Bank, the Borrower may so combine, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve. The consent of the Authority (which shall not be unreasonably withheld) shall be given within 30 days after the Authority receives satisfactory evidence that:
(i) the surviving, resulting, or transferee person or entity, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Borrower hereunder, (ii) the surviving, resulting, or transferee person or entity, as the case may be, qualifies to do business in the State of California,
(iii) the existing Letter of Credit will remain in full force and effect, and
(iv) the credit rating on the Bonds, as
determined by any Rating Agency then rating the Bonds, shall be no lower than the rating level of the Bonds immediately prior to the effective date of such consolidation, merger, sale or transfer. The Authority shall also have received an Opinion of Bond Counsel to the effect that the resulting change in ownership of the Borrower will not cause interest on the Bonds to be included in gross income for federal income tax purposes. If the Authority does not act within 30 days after such written evidence is received, such consent shall be deemed to be given.

               If the outcome of the transaction would have a result other than the surviving, resulting or transferee person or entity owning any of the assets financed with proceeds of the Bonds and assuming all of the obligations of the Borrower to be performed hereunder, the Borrower shall deliver to the Trustee and the Authority prior to the consummation of the transaction an Opinion of Bond Counsel stating to the effect that the resulting change in ownership of the assets financed with proceeds of the Bonds will not cause interest on the Bonds to be included in gross income for federal income tax purposes.

               Within 10 days after the consummation of the merger or other transaction, the Borrower shall provide the Authority and the Trustee with counterpart copies of the merger instruments, or other documents constituting the transaction, including (A) copies of the instruments of assumption referred to in (i) above, (B) evidence of qualification as referred to in (ii) above, (C) evidence demonstrating compliance with the requirements of clauses (iii) and
(iv) above, and (D) an officer's certificate stating that the requirements of
Section 5.2(a) have been met. The Borrower shall give the Authority at least 30 days' written notice prior to the effective date of any merger or other transaction described above, together with drafts of the documents of assumption and officer's certificate as required herein. The Borrower agrees to provide such other information as the Authority may reasonably request in order to assure compliance with this Section 5.2(a).

               Notwithstanding any other provisions of this Section 5.2(a), the Borrower need not comply with any of the provisions of Section 5.2(a) above if, at the time of such merger, combination, sale of assets, dissolution or reorganization, the Bonds will be defeased as provided in Article X of the Indenture.

               (b) The rights and obligations of the Borrower under this Agreement may be assigned by the Borrower to any person in whole or in part, subject, however, to each of the following conditions:

                      (i) No assignment other than pursuant to subsection (a) of this Section shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to subsection (a) of this Section the Borrower shall continue to remain primarily liable for the payments specified in Section 4.2 hereof and for performance and observance of the other agreements herein provided to be performed and observed by it.

                      (ii) Any assignment from the Borrower shall retain for the Borrower such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Borrower shall assume in writing the obligations of the

        Borrower hereunder to the extent of the interest assigned.

                      (iii) The Borrower shall give the Authority and the Bank 30 days' prior written notice of any assignment other than pursuant to subsection(a), and shall, within 30 days after delivery thereof, furnish or cause to be furnished to the Authority, the Trustee and the Bank a true and complete copy of each such assignment together with an instrument of assumption and an Opinion of Counsel satisfactory to the Authority that the provisions of this Section 5.2(b) have been complied with.

               If a merger, consolidation, sale or other transfer is effected as provided in this Section, all provisions of this Section shall continue in full force and effect and no further merger, consolidation, sale or transfer shall be effected except in accordance with the provisions of this Section.

               SECTION 5.3. RECORDS AND FINANCIAL STATEMENTS OF BORROWER. (a) The Borrower covenants and agrees at all times to keep, or cause to be kept, proper books of record and account, prepared in accordance with generally accepted accounting principles, in which complete and accurate entries shall be made of all transactions of or in relation to the business, properties and operations of the Borrower. Such books of record and account shall be available for inspection by the Authority, the Bank or the Trustee at reasonable hours, under reasonable circumstances and after reasonable prior notice to the Borrower.

               (b) The Borrower further covenants and agrees to furnish to the Authority, the Remarketing Agent and the Trustee, within 120 days after the end of each Fiscal Year, (i) a Certificate of an Authorized Representative of the Borrower stating that its financial statements have been completed and that no event which constitutes a Loan Default Event or which with the giving of notice or the passage of time or both would constitute a Loan Default Event has occurred and is continuing as of the end of such Fiscal Year, or specifying the nature of such event and the actions taken and proposed to be taken by the Borrower to cure such default, and (ii) copies of the consolidated financial statements of Waste Connections, Inc. and its subsidiaries in such form as are required to be provided to the Bank.

               SECTION 5.4. INSURANCE. The Borrower agrees to insure the Project or cause the Project to be insured during the term of this Agreement for such amounts and for such occurrences as are customary for similar facilities within the State of California, or as may be required by the Bank pursuant to the Reimbursement Agreement, by means of policies issued by reputable insurance companies qualified to do business in the State of California. The Borrower agrees to deliver, upon request, to the Authority, the Bank and the Trustee memorandum copies of the insurance policies or certificates of insurance covering the Project, and the certification by an insurance consultant that the insurance on the Project meets the above requirements.

               SECTION 5.5. MAINTENANCE AND REPAIR; TAXES; UTILITY AND OTHER CHARGES. The Borrower agrees to maintain the Project, or cause the Project to be maintained, during the term of this Agreement (i) in as reasonably safe condition as its operations shall permit and (ii) in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

               The Borrower agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Project or any part thereof, including any taxes levied against any portion of the Project which, if not paid, will become a charge on the receipts from the Project prior to or on a parity with the charge thereon and the pledge or assignment thereof to be created therefrom or under this Agreement, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of any portion of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. The Borrower may, at the Borrower's expense and in the Borrower's name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Project or any part thereof will be subject to loss or forfeiture.

               SECTION 5.6. QUALIFICATION IN CALIFORNIA. The Borrower agrees that throughout the term of this Agreement it, or any successor or assignee as permitted by Section 5.2, will be qualified to do business in the State of California.

               SECTION 5.7. ALTERNATE CREDIT FACILITY. The Borrower may deposit with the Trustee an Alternate Credit Facility, in lieu of keeping the Letter of Credit in place as required by Section 5.8 hereof, at least 60 days before the expiration date of any existing Letter of Credit.

               Upon deposit with the Trustee, the Alternate Credit Facility must meet the following conditions:

                (a) the Alternate Credit Facility must be approved by the Authority or any successors and assigns;

                (b) provisions of the Alternate Credit Facility must be acceptable to the Trustee;

                (c) the term of the Alternate Credit Facility must extend at least one year or to at least the first date on which the Bonds are subject to redemption pursuant to the Indenture, whichever is longer; and

                (d) the Alternate Credit Facility must be in an amount sufficient to pay principal of, interest, Purchase Price and any redemption premium payable upon optional redemption of the Bonds.

               Not less than 30 days prior to the delivery of an Alternate Credit Facility, the

Borrower shall (i) deliver to the Trustee a commitment for the delivery of such Alternate Credit Facility, (ii) inform the Trustee of the date on which the Alternate Credit Facility will become effective, which date shall not be less than 5 calendar days prior to the stated expiration date of the existing Credit Facility and (iii) inform the Trustee of the rating expected to apply to the 1998A Bonds after the Alternate Credit Facility is delivered. On or prior to the date of the delivery of an Alternate Credit Facility to the Trustee, the Borrower shall cause to be furnished to the Trustee (i) an opinion of Bond Counsel to the effect that the delivery of such Alternate Credit Facility to the Trustee is authorized under the Indenture and complies with the terms hereof and will not adversely affect the Tax-exempt status of the Bonds, (ii) an opinion to the effect that the Alternate Credit Facility is enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, reorganization or similar laws limiting the enforceability of creditors' rights generally and except that no opinion need be expressed as to the availability of any discretionary equitable rights; and (iii) written evidence from a Rating Agency to the effect that such rating agency has review the proposed Alternate Credit Facility and (A) that the substitution of the proposed Alternate Credit Facility for the Letter of Credit will not, by itself, result in a reduction or withdrawal of its rating of the Bonds, from the rating which then prevails, unless on the effective date of such Alternate Credit Facility the Holders of the Bonds are subject to mandatory tender pursuant to
Section 4.06 of the Indenture, in which case, subject to clause (B) following, the rating of the Bonds may be reduced, and (B) if the Bonds then have a long-term rating, that the Bonds will be rated Moody's "A1" or Fitch "A+" (or equivalent) or higher or, if the Bonds only have a short-term rating, will be in the highest short-term rating category.

               SECTION 5.8. LETTER OF CREDIT. (a) Subject to Section 5.7 hereof and except as may be permitted under the Indenture, the Borrower agrees that throughout the term of this Agreement it, or any successor or assignee as permitted by Section 5.2 hereof, will maintain or cause to be maintained the Letter of Credit or an Alternate Letter of Credit. At any time the Borrower may, at its option, provide for the delivery to the Trustee of an Alternate Letter of Credit and the Borrower shall, in any event, cause to be delivered an Alternate Letter of Credit at least 60 days before the expiration date of any existing Letter of Credit, unless otherwise permitted by the Indenture, or any existing Alternate Credit Facility. An Alternate Letter of Credit shall be an irrevocable letter of credit or other irrevocable credit facility (including, if applicable, a confirming letter of credit), issued by a commercial bank or other financial institution, the terms of which shall in all material respects be the same as the Letter of Credit; provided, that the expiration date of such Alternate Letter of Credit shall be a date not earlier than one year from its date of issuance, subject to earlier termination upon payment of all Bonds in full or provision for such payment in accordance with Article X of the Indenture. Not less than 30 days prior to the delivery of an Alternate Letter of Credit, the Borrower shall (i) deliver to the Trustee a commitment for the delivery of such Alternate Letter of Credit, (ii) inform the Trustee of the date on which the Alternate Letter of Credit will become effective, which date shall not be less than 5 calendar days prior to the stated expiration date of the existing Letter of Credit and (iii) inform the Trustee of the rating expected to apply to the 1998A Bonds after the Alternate Letter of Credit is delivered. On or prior to the date of the delivery of an Alternate Letter of Credit to the Trustee, the Borrower shall cause to be furnished to the Trustee (i) an opinion of Bond Counsel stating that the delivery of such Alternate Letter of Credit to the Trustee is authorized under the Indenture and complies with the terms hereof and will not adversely affect the Tax-exempt status of the Bonds, (ii) an opinion that such Alternate Letter of Credit is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, reorganization or similar laws limiting the enforceability of creditors' rights generally and except that no opinion need be expressed as to the availability of any discretionary equitable remedies), and (iii) written evidence from a Rating Agency to the effect that such rating agency has reviewed the proposed Alternate Letter of Credit and (A) that the substitution of the proposed Alternate Letter of Credit for the Letter of Credit will not, by itself, result in a reduction or withdrawal of its rating of the Bonds from the rating which then prevails, unless on the effective date of such Alternate Letter of Credit the Holders of the Bonds are subject to mandatory tender pursuant to Section 4.06 of the Indenture, in which case, subject to clause (B) following, the rating of the Bonds may be reduced, and (B) if the Bonds then have a long-term rating, that the Bonds will be rated Moody's "A1" or Fitch "A+" (or equivalent) or higher or, if the Bonds only have a short-term rating, will be in the highest short-term rating category.

               (b) The Borrower shall provide a written statement to the Trustee (with copies to the Authority) on or before June 1 of each year indicating the status of the extension of the term of the Letter of Credit. If the Letter of Credit provides for automatic annual extensions, the Borrower shall notify the Trustee either (i) that the term of the Letter of Credit has been automatically extended pursuant to its terms, or (ii) that the Letter of Credit Bank has given written notice of a decision not to extend the term of the Letter of Credit. If the Letter of Credit does not provide for automatic extensions, the Borrower shall notify the Trustee whether or not the Bank has given written approval for an extension of the term of the Letter of Credit.

               SECTION 5.9. GENERAL TAX COVENANTS; REBATE. It is the intention of the parties hereto that interest on the Bonds shall be and remain Tax-exempt, and to that end the Borrower covenants to comply with all requirements in the Tax Certificate, in this Section and in Section 5.10 which are for the benefit of the Trustee and each and every Holder of the Bonds.

               The Borrower shall calculate, or cause to be calculated, its rebate liability at such times as are required by Section 148(f) of the Code and any temporary, proposed or final Regulations as may be applicable to the Bonds from time to time. The Borrower shall provide to the Trustee a copy of each calculation of rebate liability prepared by or on behalf of the Borrower, which documentation shall be made available to the Authority upon request.

               SECTION 5.10. SPECIAL ARBITRAGE CERTIFICATIONS. The Authority hereby certifies to the Borrower (i) that it has not been notified of any listing or proposed listing of it by the Internal Revenue Service as a bond issuer whose arbitrage certifications may not be relied upon and (ii) that issuance of the Bonds will not violate any provisions of Section 103, or of
Section 148 of the Code or Treasury Regulations issued under those Sections of the Code, such that the Bonds are not Tax-exempt. To that end, the Borrower acknowledges that it has read Sections 5.06 and 6.06 of the Indenture and that it will comply with the requirements of those sections as if they were set forth in full in this Agreement.

               SECTION 5.11. NOTICE AND CERTIFICATES TO TRUSTEE. The

Borrower hereby agrees to provide the Trustee and the Bank with the following:

                (a) On or before June 15 and December 15 of each year any of the Bonds are Outstanding, a certificate of an Authorized Representative of the Borrower that: (i) all payments required under this Agreement have been made and (ii) any applicable third party credit support will continue in full force during the succeeding twelve months, or explaining why not;

                (b) Within 120 days of the end of the fiscal year of the Borrower, (i) a certificate of the Borrower to the effect that all payments have been made under this Agreement and that, to the best of its knowledge, there exists no event of default or unmatured default and
        (ii) the audited consolidated financial statements of Waste Connections, Inc. and its subsidiaries;

                (c) Promptly upon knowledge of an Event of Default, notice of such Event of Default, such notice to include a description of the nature of such event and what steps are being taken to remedy such Event of Default; and

                (d) On or before December 20 of each year during which any of the Bonds are Outstanding, a written disclosure of any significant change known to the Borrower that occurs which would adversely impact the Trustee's ability to perform its duties under the Indenture, or of any conflicts which may result because of other business dealings between the Trustee and the Borrower.

               SECTION 5.12. FINANCING AND CONTINUATION STATEMENTS. The Borrower hereby agrees to file all financing and continuation statements required to be filed, if any, relating to the Bonds and their security.

               SECTION 5.13. CHANGE IN INTEREST RATES. The Authority acknowledges the right of the Borrower to adjust the Interest Rate Period for any Series of the Bonds from time to time under the terms and conditions of the Indenture.

               SECTION 5.14. CONTINUING DISCLOSURE. The Borrower hereby covenants and agrees, upon the adjustment to a Term Interest Rate Period with a duration of one year or greater with respect to any Series of the Bonds pursuant to Section 2.03D(II) of the Indenture and the remarketing of such Bonds pursuant to Section 4.07 of the Indenture, to comply with the continuing disclosure requirements promulgated under S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented. Notwithstanding any other provision of this Loan Agreement, failure of the Borrower to comply with the requirements of S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, shall not be considered a Loan Default Event; however, the Trustee at the written request of the Remarketing Agent or the Holders of at least 25% aggregate principal amount of Outstanding Bonds, shall, but only to the extent indemnified to its satisfaction from and against any cost, liability or expense of any kind whatsoever related thereto, including, without limitation, fees and expenses of its attorneys and advisors and additional fees and expenses of the Trustee, or any Bondholder or beneficial owner of the Bonds may take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower to comply with its obligations pursuant to this Section 5.14.


                                   ARTICLE VI
                      DAMAGE, DESTRUCTION AND CONDEMNATION;
                                 USE OF PROCEEDS

               SECTION 6.1. OBLIGATION TO CONTINUE PAYMENTS. If prior to full payment of the Bonds (or provision for payment thereof in accordance with the provisions of the Indenture) (i) the Project or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty, or (ii) title to, or the temporary use of, the Project or any portion thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Borrower shall nevertheless be obligated to continue to pay the amounts specified in
Article IV hereof, to the extent not prepaid in accordance with Article VIII hereof.

               SECTION 6.2. APPLICATION OF NET PROCEEDS. The Borrower shall be entitled to the Net Proceeds, if any, of any insurance or condemnation awards resulting from the damage, destruction or condemnation of the Project or any portion thereof. All Net Proceeds shall be deposited by the Borrower in an escrow account and shall be applied, with the consent of the Bank and by written notice to the Authority and the Trustee, in one or more of the following ways at the election of the Borrower:

                      (a) The prompt repair, restoration, relocation, modification or improvement of the stage of completion of construction of the damaged, destroyed or condemned portion of the Project to enable such portion of the Project to accomplish at least the same function as such portion of the Project was designed to accomplish prior to such damage or destruction or exercise of such power of eminent domain. Any balance of the Net Proceeds remaining after such work has been completed shall be deposited in the Revenue Fund to be applied to the payment of principal of and premium, if any, and interest on the Bonds, or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), any balance remaining in the Revenue Fund shall be paid as provided in Section 10.01 of the Indenture.

                      (b) Prepayment of all or a portion of the amounts payable hereunder, in accordance with Article VIII hereof, and redemption of Bonds; provided that no part of the Net Proceeds may be applied for such purpose unless (1) all of the amounts payable under this Agreement are so prepaid and all Outstanding Bonds are to be redeemed in accordance with the Indenture, or (2) in the event that less than all of the amounts payable hereunder are so prepaid, the Borrower shall furnish to the Authority and the Trustee a certificate of the Authorized Representative acceptable to the Authority and the Trustee stating (i) that the property forming part of the portion of the Project that was damaged or destroyed by such casualty or was taken by such condemnation proceedings is not essential to the Borrower's use or possession of such portion of the Project or (ii) that such part of the portion of the Project theretofore completed has been repaired, replaced, restored, relocated, modified or improved to enable such portion of the Project to accomplish at least the same function as such portion of the Project was designed to accomplish prior to such damage or destruction or the taking by such condemnation proceedings.

               SECTION 6.3. INSUFFICIENCY OF NET PROCEEDS. If the Project or a portion thereof is to be repaired, restored, relocated, modified or improved pursuant to Section 6.2 hereof, and if the Net Proceeds are insufficient to pay in full the cost of such repair, restoration, relocation, modification or improvement, the Borrower will nonetheless complete the work or cause the work to be completed and will pay or cause to be paid any cost in excess of the amount of the Net Proceeds held in escrow.

               SECTION 6.4. DAMAGE TO OR CONDEMNATION OF OTHER PROPERTY. The Borrower shall be entitled to the Net Proceeds of any insurance or condemnation award or portion thereof made for damages to or takings of its property not included in the Project.


                                   ARTICLE VII
                        LOAN DEFAULT EVENTS AND REMEDIES

               SECTION 7.1. LOAN DEFAULT EVENTS. Any one of the following which occurs and continues shall constitute a Loan Default Event:

                (a) failure of the Borrower to make any payment required by
        Section 4.2(a) hereof when due; or

                (b) failure of the Borrower to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement other than as provided in (a), which continues for a period of 30 days after written notice delivered to the Borrower and the Bank, which notice shall specify such failure and request that it be remedied, given to the Borrower and the Bank by the Authority or the Trustee, unless the Authority and the Trustee shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice cannot be corrected within such period, the Authority and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

                (c) existence of an Event of Default under and as defined in
        Section 7.01(a), (b) or (e) of the Indenture; or

                (d) existence of an Event of Default under and as defined in
        Section 7.01(c) of the Indenture.

        The provisions of subsection (b) of this Section are subject to the limitation that the

Borrower shall not be deemed in default if and so long as the Borrower is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of California or any of their departments, agencies, or officials, or any civil or military authority; insurrections, riots, epidemics, landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Borrower; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Borrower, and the Borrower shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Borrower, unfavorable to the Borrower. This limitation shall not apply to any default under subsections (a),
(c) or (d) of this Section. Notwithstanding any other provision of this Agreement to the contrary, so long as the Bank is not in default under the Letter of Credit, the Trustee shall not without the prior written consent or direction of the Bank exercise any remedies under the Agreement in the case of any Loan Default Event described in subsections (a), (b) or (c) above; provided, however, that no consent of the Bank shall be required with respect to the enforcement of Section 4.2(c), 4.2(d), 7.3, 9.2 or 9.3 hereof. The Trustee may exercise any and all remedies under the Indenture and the Agreement (except acceleration) to collect any fees, expenses and indemnification from the Borrower without obtaining the consent of the Bank.

               SECTION 7.2. REMEDIES ON DEFAULT. Subject to Section 7.1 hereof, whenever any Loan Default Event shall have occurred and shall be continuing,

                      (a) The Trustee, by written notice to the Authority, the Borrower and the Bank, shall declare the unpaid balance of the loan payable under Section 4.2(a) of this Agreement to be due and payable immediately, provided that concurrently with or prior to such notice the unpaid principal amount of the Bonds shall have been declared to be due and payable under the Indenture. Upon any such declaration such amount shall become and shall be immediately due and payable as determined in accordance with Section 7.01 of the Indenture.

                      (b) The Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Borrower; provided that the Trustee shall be obligated to protect the confidentiality of such information to the extent provided by State and federal law and prevent its disclosure to the public, except the Authority.

                      (c) The Authority or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

                      (d) The Trustee shall immediately draw upon the Letter of Credit, if permitted by its terms and required by the terms of the Indenture, and apply the amount so drawn in accordance with the Indenture and may exercise any remedy available to it thereunder.

               In case the Trustee or the Authority shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Authority, then, and in every such case, the Borrower, the Trustee and the Authority shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Trustee and the Authority shall continue as though no such action had been taken.

               The Borrower covenants that, in case a Loan Default Event shall occur with respect to the payment of any Loan Repayment payable under Section 4.2(a) hereof, then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable under said Section, with interest on the amount then overdue at the rate of seven percent (7%) per annum, following a delinquency of 30 days or longer until such amount has been paid or, if seven percent is greater than the rate then permitted by law, at the greatest rate then permitted. Such overdue rate shall be in effect following a delinquency of 30 days and shall remain in effect until such overdue amount has been paid.

               In case the Borrower shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law the moneys adjudged or decreed to be payable.

               In case proceedings shall be pending for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, or the creditors or property of the Borrower, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its reasonable charges and expenses to the extent permitted by the Indenture. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for reasonable compensation and expenses, including reasonable expenses and fees of counsel incurred by it up to the date of such distribution.

               SECTION 7.3. AGREEMENT TO PAY ATTORNEYS' FEES AND

EXPENSES. In the event the Borrower should default under any of the provisions of this Agreement and the Authority or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees to pay to the Authority or the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Authority or the Trustee.

               SECTION 7.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Authority hereunder shall also extend to the Trustee, and the Trustee and the Holders of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

               SECTION 7.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement or covenant contained in this Agreement should be breached by the Borrower and thereafter waived by the Authority or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                  ARTICLE VIII
                                   PREPAYMENT

               SECTION 8.1. REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. By virtue of the assignment of the rights of the Authority under this Agreement to the Trustee as is provided in Section 4.4 hereof, the Borrower agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VIII. The Trustee shall use the moneys so paid to it by the Borrower to redeem the Bonds on the date set for such redemption pursuant to
Section 8.5 hereof. The Authority shall call Bonds for redemption as required by
Article IV of the Indenture or as requested by the Borrower pursuant to the Indenture or this Agreement.

               SECTION 8.2. OPTIONS TO PREPAY INSTALLMENTS. The Borrower shall have the option to prepay the amounts payable under Section 4.2(a) hereof by paying to the Trustee, for deposit in the Revenue Fund, the amount set forth in
Section 8.4 hereof, under the following circumstances:

                      (a) The Borrower may prepay all or any part of the Loan Repayments under the circumstances described in Section 6.2 hereof, and cause all or any part of the Bonds to be redeemed at the price and time and under the conditions set forth in Section

        4.01(5)(i) of the Indenture and in any Supplemental Indenture.

                      (b) The Borrower may prepay such amounts in whole, or in part, and cause all of the Bonds to be redeemed at the price and time and under the conditions set forth in Section 4.01(5)(ii) of the Indenture.

                      (c) The Borrower shall also have the option to prepay all or any part of the Loan Repayments and to cause all or any part of the Bonds to be redeemed at the times and at the prices set forth in Section 4.01(6) or (7) of the Indenture and in any Supplemental Indenture and subject to any additional requirements of the Reimbursement Agreement.

               SECTION 8.3. MANDATORY PREPAYMENT. The Borrower shall have and hereby accepts the obligation to prepay in whole the Loan Repayments required by
Section 4.2(a) of this Agreement, together with interest accrued, but unpaid, thereon, to be used to redeem all or a part of the Outstanding Bonds under any of the following circumstances:

                      (a) if and when as a result of any changes in the Constitution of the United States of America or the California Constitution or as a result of any legislative, judicial or administrative action, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intention and purposes of the parties hereto, or shall have been declared unlawful;

                      (b) if, due to the untruth or inaccuracy of any representation or warranty made by the Borrower in this Agreement or in connection with the offer and sale of the Bonds, or the breach of any covenant or warranty of the Borrower contained in this Agreement or in the Tax Certificate, interest on the Bonds, or any of them, is determined not to be Tax-exempt to the Holders thereof (other than a Holder who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code) by a final administrative determination of the Internal Revenue Service or judicial decision of a court of competent jurisdiction in a proceeding of which the Borrower received notice and was afforded an opportunity to participate in to the full extent permitted by law. A determination or decision will be considered final for this purpose when all periods for administrative and judicial review have expired; or

                      (c) if mandatory redemption is required by Section 4.01(2), 4.01(3) or 4.01(4) of the Indenture or by any Supplemental Indenture.

The amount payable by the Borrower in the event of a prepayment required by this Section shall be determined as set forth in Section 8.4 and shall be deposited in the Revenue Fund.

               SECTION 8.4. AMOUNT OF PREPAYMENT. In the case of a prepayment of the entire amount due hereunder pursuant to Section 8.2 or 8.3 hereof, the amount to be paid shall be a sum sufficient, together with other funds and the yield on any securities deposited with the Trustee and available for such purpose, to pay (1) the principal of all Bonds Outstanding on the redemption date specified in the notice of redemption, plus interest accrued and to accrue to the payment or redemption date of the Bonds, plus premium, if any, pursuant to the Indenture, (2) all reasonable and necessary fees and expenses of the Authority, the Trustee and any paying agent accrued and to accrue through final payment of the Bonds and (3) all other liabilities of the Borrower accrued and to accrue under this Agreement.

               In the case of partial prepayment of the Loan Repayments, the amount payable shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal amount of and premium, if any, and accrued interest on the Bonds to be redeemed, as provided in the Indenture, and to pay expenses of redemption of such Bonds. All partial prepayments of the Loan Repayments shall be applied in inverse order of the due dates thereof.

               SECTION 8.5. NOTICE OF PREPAYMENT. To exercise an option granted in or to perform an obligation required by this Article VIII, the Borrower shall give written notice, at least 15 days prior to the last day by which the Trustee is permitted to give notice of redemption pursuant to Section 4.03 of the Indenture, to the Authority, the Bank, and the Trustee specifying the amount to be prepaid and the date upon which any prepayment will be made. If the Borrower fails to give such notice of a prepayment in connection with a mandatory redemption under this Agreement, such notice may be given by the Authority, by the Trustee or by any Holder or Holders of 10% or more in aggregate principal amount of each Series of the Bonds Outstanding. The Authority and the Trustee, at the request of the Borrower or any such Bondholder, shall forthwith take all steps necessary under the applicable provisions of the Indenture (except that the Authority shall not be required to make payment of any money required for such redemption) to effect redemption of all or part of the then Outstanding Bonds, as the case may be, on the earliest practicable date thereafter on which such redemption may be made under applicable provisions of the Indenture.


                                   ARTICLE IX
              NON-LIABILITY OF AUTHORITY; EXPENSES; INDEMNIFICATION

               SECTION 9.1. NON-LIABILITY OF AUTHORITY. The Authority shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, except from Revenues. The Borrower hereby acknowledges that the Authority's sole source of moneys to repay the Bonds will be provided by the payments made by the Borrower pursuant to this Agreement, together with other Revenues, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Borrower shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Borrower, the Authority or any third party.

               SECTION 9.2. EXPENSES. The Borrower covenants and agrees to pay and to indemnify the Authority and the Trustee against all costs and charges, including reasonable fees and disbursements of attorneys, accountants, consultants and other experts, incurred in good faith in connection with this Agreement, the Bonds or the Indenture.

               SECTION 9.3. INDEMNIFICATION. The Borrower releases the Authority and the Trustee from, and covenants and agrees that neither the Authority nor the Trustee shall be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the Authority and the Trustee and their officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation, rehabilitation or construction of the Project or any part thereof; (2) the issuance of any Bonds or any certifications or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds and this Agreement; (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture or this Agreement; (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any official statement or other offering circular utilized by the Authority or any underwriter or placement agent in connection with the sale or remarketing of any Bonds; or (5) the cleanup of any hazardous materials or toxic wastes from the Project or the authorization of payments of costs thereof; provided that such indemnity shall not be required for damages that result from negligence or willful misconduct on the part of the party seeking such indemnity. The indemnity required by this Section shall be only to the extent that any loss sustained by the Authority or the Trustee exceeds the Net Proceeds the Authority or the Trustee receives from any insurance carried by the Borrower with respect to the loss sustained. The Borrower further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Authority and the Trustee and their officers, employees and agents for any and all costs, reasonable attorneys fees and expenses, liabilities or other expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of this Section shall survive any resignation or removal of the Trustee and the retirement of the Bonds.


                                    ARTICLE X
                                  MISCELLANEOUS

               SECTION 10.1. NOTICES. All notices, certificates or other communications shall be deemed sufficiently given on the second day following the day on which the same have been mailed by certified mail, postage prepaid, addressed to the Authority, the Borrower, the Trustee, or the Bank, as the case may be, as follows:

        To the Authority:         California Pollution Control
                                  Financing Authority
                                  915 Capitol Mall, Room 457
                                  Sacramento, CA  95814
                                  Attn: Acting Executive Director

        To the Borrower:          Madera Disposal Systems, Inc.
                                  21739 Road 19
                                  Chowchilla, CA  93610
                                  Attn: Vice President, Operations

        with a copy to:           Waste Connections, Inc.
                                  2260 Douglas Blvd., Suite 280
                                  Roseville, CA 95661
                                  Attn: Steven F. Bouck

        To the Trustee:           BNY Western Trust Company
                                  700 S. Flower Street, Suite 500
                                  Los Angeles, CA  90017
                                  Attn: Corporate Trust Department

        To the Bank:              BankBoston, N.A.
                                  100 Federal Street
                                  Boston, MA  02110
                                  Attn:  Timothy M. Laurion
                                         Environmental Services Division

A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee and the Bank. The Authority, the Borrower, the Trustee, and the Bank may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

               SECTION 10.2. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

               SECTION 10.3. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement by the Trustee and the Bank under Article 9 of the California Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

               SECTION 10.4. AMENDMENTS, CHANGES AND MODIFICATIONS.

Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee given in accordance with Section 6.07(B) of the Indenture, and the Bank.

               SECTION 10.5. GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with and governed by the Constitution and laws of the State applicable to contracts made and performed in the State. This Agreement shall be enforceable in the State, and any action arising out of this Agreement shall be filed and maintained in the Sacramento County Superior Court, Sacramento, California, unless the Authority waives this requirement. In the event of a dispute between the parties under this Agreement, the losing party in such dispute shall pay all costs and expenses incurred by the prevailing party in connection therewith, including, but not limited to, attorneys' fees.

               SECTION 10.6. AUTHORIZED REPRESENTATIVE. Whenever under the provisions of this Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Authority, such approval or such request shall be given on behalf of the Borrower by the Authorized Representative, and the Authority and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

               SECTION 10.7. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds or the Letter of Credit is outstanding or the Trustee holds any moneys under the Indenture, whichever is later. All representations and certifications by the Borrower as to all matters affecting the Tax-exempt status of the Bonds shall survive the termination of this Agreement.

               SECTION 10.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Borrower and their respective successors and assigns; subject, however, to the limitations contained in Section 5.2 hereof.

               SECTION 10.9. SURVIVAL OF FEE OBLIGATION. The right of the Authority, the Trustee, and the Bank to receive any fees or be reimbursed for any expenses incurred pursuant to this Agreement, and the right of the Trustee to be protected from any liability as provided in this Agreement, shall survive the retirement of the Bonds.

               SECTION 10.10. PURCHASE OF BONDS. The Borrower agrees that it shall not purchase Bonds from the Remarketing Agent or otherwise, and that it shall cause any Guarantor and any shareholder of the Borrower not to purchase Bonds from the Remarketing Agent or otherwise.

               SECTION 10.11. COMPLETE AGREEMENT. The parties agree that the terms and conditions of this Agreement supersede those of all previous agreements between the parties, and that this Agreement, together with the documents referred to in this Agreement, contains the entire agreement between the parties hereto.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the California Pollution Control Financing Authority has caused this Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, and the Borrower has caused this Agreement to be executed in its name all as of the date first above written.


                                   CALIFORNIA POLLUTION CONTROL
                                   FINANCING AUTHORITY

                                   By Chairman




                                   By
                                     -------------------------------------------
                                                      Deputy


[SEAL]


Attest:



-----------------------------------
     Acting Executive Director



                                            MADERA DISPOSAL SYSTEMS, INC.



                                            By
                                              ----------------------------------
                                                  Authorized Representative

                                    EXHIBIT A

                           DESCRIPTION OF THE PROJECT

               The Project consists of the financing of the improvements to and the expansion of a landfill operated by the Borrower and located in Madera County, California.